SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) April 23, 1997


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated April 23, 1997
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




April 23, 1997









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







                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               April 23, 1997.














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

                                                      EXHIBIT 99






                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



        Wilmington, Del., April 23 -- DuPont reported record first quarter earnings of $1.80 per share, exceeding the $1.57 per share earned in the first quarter of 1996. Net income totaled $1,020 million and was up 16 percent compared to $879 million earned in 1996. Excluding a $.04 per share non-recurring charge in last year's first quarter, earnings per share increased 12 percent from 1996.
        "Our results this quarter reflect record Petroleum and near-record Fibers segment earnings, up 55 percent and 30 percent, respectively, from last year's first quarter," said DuPont President and CEO John A. Krol. "These outstanding results, together with continued control over costs, enabled us to maintain strong earnings growth."
        Sales for the first quarter were $11.2 billion, up
4 percent from $10.8 billion last year. Volumes remained strong in most Chemicals and Specialties markets, but selling prices were down largely due to the stronger dollar. Increased petroleum sales principally reflect higher oil and natural gas prices.




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


        Combined sales for Chemicals and Specialties segments were $5.9 billion, up 3 percent after adjusting the prior year for businesses divested or placed in joint ventures. Volumes were up 7 percent, with the United States up 6 percent, Europe up 5 percent, and combined other regions up 13 percent. Selling prices declined 4 percent, down 1 percent for the United States and an average of 7 percent for other regions, with 5 of the 7 percent decline attributable to currency.
        Petroleum segment sales were $5.4 billion, up 15 percent over last year. Crude oil prices averaged $20.52 per barrel for the period, 15 percent higher than last year. U.S. natural gas prices were 63 percent higher averaging $2.81 per thousand cubic feet, while worldwide gas prices increased 42 percent to $3.05 per thousand cubic feet. Crude oil production decreased
5 percent while natural gas deliveries were down 9 percent because of the milder winter.
        The following commentary compares first quarter 1997 results with first quarter 1996, for each industry segment, excluding the earnings impact of 1996 nonrecurring items and adjusting sales for changes in business composition.
        Chemicals segment earnings were $143 million, the same as last year as lower white pigments earnings were offset by higher results in specialty chemicals. Segment sales increased 1 percent as 10 percent higher sales volume was nearly offset by 9 percent lower selling prices, primarily due to significantly lower selling prices for white pigments.

        Fibers segment earnings of $233 million were up
30 percent from $179 million last year, reflecting strong demand in most market segments. "Lycra" brand spandex, "Dacron" polyester and nylon all recorded strong earnings gains. Segment sales were 10 percent higher, reflecting 11 percent higher volume partly offset by 1 percent lower prices.
        Polymers segment earnings were $208 million, up
5 percent from $198 million in 1996. Higher earnings from automotive products were partly offset by lower earnings from the engineering polymers and fluoropolymers businesses. Segment sales were up 4 percent, reflecting 8 percent higher volumes partly offset by 4 percent lower prices.
        Petroleum segment earnings were an all time record of $331 million, up $117 million, or 55 percent from $214 million in 1996. Upstream earnings were $269 million, up 41 percent, largely reflecting higher crude oil and natural gas prices. Despite higher crude costs, downstream earnings were $62 million, up 170 percent, reflecting higher margins and additional refinery production. Lower costs and better operating performance also contributed to the improvement.
        Life Sciences segment earnings were $141 million, down 37 percent from $223 million in 1996. This reflects lower earnings from both pharmaceuticals and agricultural products. The decrease in pharmaceuticals earnings results from the




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anticipated reduced allocation of operating income to DuPont from the DuPont Merck joint venture. Agricultural products earnings declined primarily due to adverse currency effects in Europe and Asia, and lower volume largely in Japan. Segment sales were down 6 percent reflecting 4 percent lower selling prices and 2 percent lower sales volume.
        Diversified Businesses segment earnings totaled
$56 million, down $4 million or 7 percent. Earnings reflect improved results from photopolymer and electronic materials, offset by lower earnings from films, and the absence of earnings from medical products businesses that were divested in 1996. Segment sales decreased 5 percent, reflecting 4 percent higher volume, more than offset by 9 percent lower selling prices.




4/23/97







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




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES



                                                   Three Months Ended
CONSOLIDATED INCOME STATEMENT                           March 31
----------------------------------------------------------------------
(Dollars in millions, except per share)             1997       1996
---------------------------------------------------------------------

SALES ..........................................   $11,211    $10,769
Other Income ...................................       339        362
                                                   -------    -------
    Total ......................................    11,550     11,131
                                                   -------    -------
Cost of Goods Sold and Other Expenses ..........     8,275      7,985
Selling, General and Administrative Expenses ...       632        740
Depreciation, Depletion and Amortization .......       604        653
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ........        91         79
Interest and Debt Expense ......................       149        204
                                                   -------    -------
    Total ......................................     9,751      9,661
                                                   -------    -------
EARNINGS BEFORE INCOME TAXES ...................     1,799      1,470
Provision for Income Taxes .....................       779        591
                                                   -------    -------
NET INCOME .....................................   $ 1,020    $   879
                                                   =======    =======


EARNINGS PER SHARE OF COMMON STOCK<Fa>..........   $  1.80    $  1.57
                                                   =======    =======
DIVIDENDS PER SHARE OF COMMON STOCK ............   $   .57    $   .52
                                                   =======    =======

[FN]
<Fa>Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                          Three Months Ended
                               March 31
                         1997     564,777,476
                         1996     557,711,183











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




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES



                                                Three Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION            March 31
----------------------------------------------------------------------
(Dollars in millions)                            1997       1996
---------------------------------------------------------------------

SALES
-----
Chemicals .................................     $ 1,006    $   994
Fibers ....................................       1,913      1,744
Polymers ..................................       1,630      1,784
Petroleum .................................       5,360      4,657
Life Sciences .............................         625        667
Diversified Businesses ....................         677        923
                                                -------    -------
    Total .................................     $11,211    $10,769
                                                =======    =======

AFTER-TAX OPERATING INCOME
--------------------------
Chemicals .................................     $   143    $   122<Fa>
Fibers ....................................         233        147<Fa>
Polymers ..................................         208        198
Petroleum .................................         331        214
Life Sciences .............................         141        223
Diversified Businesses ....................          56         93<Fb>
                                                -------    -------
    Total .................................       1,112        997

Interest and Other Corporate
  Expenses Net of Tax .....................         (92)      (118)
                                                -------    -------
NET INCOME ................................     $ 1,020    $   879
----------                                      =======    =======

[FN]
<Fa> The Chemicals and Fibers segments include a charge of $21 and
     $32, respectively, principally for employee separation costs in the United States.

<Fb> Includes a benefit of $33 related to sale of stock received in connection with the previously sold connector systems business.










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